UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNIVERSAL AMERICAN SPIN CORP.*

*The registrant expects to change its name to Universal American Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-4683816
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190 Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-172691

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of Universal American Spin Corp. (to be renamed Universal American Corp.) (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of New UAM Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-172691) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on March 9, 2011, and as amended on March 31, 2011 (the “Registration Statement”). Such information also appears in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 21, 2011

UNIVERSAL AMERICAN SPIN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: Vice President and Secretary